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                                      II-4

                                  EXHIBIT 5(a)


                                   LAW OFFICES
                             BECKMAN AND ASSOCIATES
                              TWO PENN CENTER PLAZA
                                    SUITE 910
                          1500 J. F. KENNEDY BOULEVARD
                             PHILADELPHIA, PA 19102
                             ----------------------

                                 (215) 569-3096
                               FAX (215) 569-8769




                                                           November 4, 2002


Teleflex Incorporated
630 West Germantown Pike
Suite 450
Plymouth Meeting, PA 19462

         RE:   TELEFLEX INCORPORATED VOLUNTARY INVESTMENT PLAN
               REGISTRATION STATEMENT ON FORM S-8 FOR 300,000 ADDITIONAL SHARES

Ladies and Gentlemen:

        We refer to the Registration Statement on Form S-8 (the "Registration Statement") of Teleflex Incorporated (the "Company"), to be filed with the Securities and Exchange Commission covering the registration under the Securities Act of 1933, as amended (the "Securities Act"), of interests in the Teleflex Voluntary Investment Plan (the "Plan") and an aggregate of 300,000 additional shares of common stock, par value $1.00 per share, of the Company (the "Shares") to be issued to the trustee of the Plan.

        We have examined the Registration Statement, the Certificate of Incorporation and bylaws of the Company and such other documents and records, including certificates of officers of the Company as to certain factual matters, as we have considered appropriate to enable us to render this opinion.

        Based on the foregoing, we are of the opinion that:

         1. The Company is duly incorporated, validly existing and in good standing under the laws of Delaware, the state of its incorporation; and

         2. The Shares have been duly authorized by the Company for issuance to the trustee of the Plan for the purposes described in the Registration Statement and, when issued in accordance with such authorization, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                  Very truly yours,


                                                  /S/ Beckman and Associates
                                                  BECKMAN AND ASSOCIATES